As filed with the Securities and Exchange Commission on May 24, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

California	95-3629339
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

701 N. Haven Avenue, Suite 350

Ontario, CA 91764

(909) 980-4030

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

CVB FINANCIAL CORP. 2018 EQUITY INCENTIVE PLAN

(Full title of the plan)

Christopher D. Myers

President and Chief Executive Officer

701 N. Haven Avenue, Suite 350

Ontario, CA 91764

(909) 980-4030

(Name, address, including zip code, telephone number, including area code, of agent for service)

Copies to:

Craig D. Miller, Esq.

Manatt, Phelps & Phillips, LLP

One Embarcadero Center, 30th Floor

San Francisco, CA 94111

(415) 291-7400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller-reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, no par value	9,000,000 shares	$23.36	$210,240,000	$26,174.88

(1)	This Registration Statement also covers an indeterminate number of shares of Common Stock which may be issuable by reason of stock splits, stock dividends or similar transactions pursuant to Rule 416 of the Securities Act of 1933, as amended.
(2)	Estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based on the average of the high and low prices of Registrant’s Common Stock reported on the Nasdaq Global Select Market on May 21, 2018.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

As permitted by the rules of the Securities and Exchange Commission (the “Commission”), this registration statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I of this registration statement will be sent or given to eligible employees as specified in Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents listed below have been filed with the Securities and Exchange Commission by the Registrant (File No. 000-10140) and are incorporated herein by reference to the extent not superseded by reports or other information subsequently filed:

(a) The Registrant’s Annual Report on Form 10-K filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), containing audited financial statements for Registrant’s fiscal year ended December 31, 2017, filed with the Commission on March 1, 2018;

(b) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, as filed on May 10, 2018;

(c) The Registrant’s Current Reports on 8-K filed with the Commission on February 27, 2018, March 6, 2018 and April 19, 2018 (excluding any information furnished under Items 2.02 and 7.01); and

(d) The description of Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A/12G (File No. 000-10140) dated June 11, 2001, filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All other documents and reports filed by the Registrant under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold of this offering will be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents with the Securities and Exchange Commission, excluding, in each case, the information, if any, furnished under Items 2.02 or 7.01 on Form 8-K.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document which also is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement shall not be deemed to constitute a part of this registration statement except as so modified or superseded.

Item 4.	Description of Securities

Not Applicable.

Item 5.	Interests of Named Experts and Counsel

The validity of the shares of common stock to be issued under the terms of the CVB Financial Corp 2018 Equity Incentive Plan will be passed upon for the Registrant by Richard H. Wohl, Executive Vice President and General Counsel of the Registrant.

Item 6.	Indemnification of Directors and Officers

CVB Financial Corp. is incorporated under the California General Corporation Law. Section 317 of the California General Corporation Law (“Section 317”) provides a statutory framework covering indemnification of any officer or director who has been or is threatened to be made a party to any legal proceeding by reason of his or her service on behalf of the Registrant. Section 317 provides that indemnification against expenses actually and reasonably incurred shall be made to any officer or director who has been successful on the merits with respect to the defense of any proceeding but does not require indemnification in other circumstances.

Section 317 provides that a corporation may indemnify any agent of the Registrant including officers and directors against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in a third party proceeding against such person by reason of that person’s service on behalf of the Registrant, provided the person acted in good faith and in a manner that the person reasonably believed to be in the best interests of the Registrant.

Section 317 further provides that the Registrant may indemnify any agent who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the Registrant against expenses actually and reasonably incurred by the agent in connection with the defense or settlement of such action, provided that the person acted in good faith and in a manner the person believed to be in the best interests of the Registrant and its shareholders. However, in actions brought by or in the right of the Registrant, indemnification is not available without court approval for amounts paid in settling or otherwise disposing of a pending action or expenses incurred in defending a pending action which is disposed of by settlement or otherwise. Further, with respect to matters for which the agent shall have been adjudged to be liable to the Registrant, indemnification for expenses is permissible only to the extent the court shall determine that the agent is fairly and reasonably entitled to indemnification.

In addition, Section 317 provides that the indemnification provided by the statute is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, to the extent additional rights are authorized in the Registrant’s Articles of Incorporation. Section 317 permits the advancing of expenses incurred in defending any proceeding against an agent of the Registrant by reason of that person’s service on behalf of the Registrant upon the giving of an undertaking, by the indemnified person to repay those sums in the event it is later determined that the person is not entitled to be indemnified. Finally, Section 317 permits the Registrant to procure insurance on behalf of its directors, officers, and other corporate agents against liability asserted against or incurred by these individuals even if the Registrant would not otherwise have the power under applicable law to indemnify them for their expenses. The Registrant’s Articles of Incorporation and Bylaws, as amended respectively, authorize the Registrant to indemnify its agents to the fullest extent permitted under California law. The Registrant has entered into indemnification agreements with its directors and officers. The Registrant also maintains directors’ and officers’ liability insurance.

Item 7.	Exemption from Registration Claimed

None.

Item 8.	Exhibits

The following documents are filed as exhibits to this registration.

Exhibit Number	Description

4.1	Articles of Incorporation of the Registrant, as amended (1)

4.2	Bylaws of the Registrant, as amended (2)

4.3	Registrant’s 2018 Equity Incentive Plan (3)

5.1	Opinion of Richard H. Wohl.*

23.1	Consent of Richard H. Wohl (included in Exhibit 5.1)

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm*

24.1	Power of Attorney (included on the signature page)

*	Filed herewith
(1)	Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on August 9, 2010.
(2)	Incorporated herein by reference to Exhibits 3.2(A) and 3.2(B) to the Registrant’s Annual Report on Form 10-K filed with the SEC on February 27, 2009.
(3)	Incorporated herein by reference to Exhibit A to the Registrant’s Definitive Proxy Statement on Form DEF 14A filed with the Securities and Exchange Commission on April 4, 2018.

Item 9.	Undertakings

(a) The Registrant hereby undertakes:

(1) To file, during any period in which offers are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

(2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefor, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description

4.1	Articles of Incorporation of the Registrant, as amended (1)

4.2	Bylaws of the Registrant, as amended (2)

4.3	Registrant’s 2018 Equity Incentive Plan (3)

5.1	Opinion of Richard H. Wohl.*

23.1	Consent of Richard H. Wohl (included in Exhibit 5.1)

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm*

24.1	Power of Attorney (included on the signature page)

*	Filed herewith
(1)	Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on August 9, 2010.
(2)	Incorporated herein by reference to Exhibits 3.2(A) and 3.2(B) to the Registrant’s Annual Report on Form 10-K filed with the SEC on February 27, 2009.
(3)	Incorporated herein by reference to Exhibit A to the Registrant’s Definitive Proxy Statement on Form DEF 14A filed with the Securities and Exchange Commission on April 4, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ontario, State of California, on May 24, 2018.

CVB FINANCIAL CORP.

By:	/s/ E. Allen Nicholson

Name: E. Allen Nicholson
Title: Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below constitutes and appoints Christopher D. Myers, E. Allen Nicholson and Richard H. Wohl and each of them acting individually, as his true and lawful attorneys-in-fact and agents, with full power of substitution and substitution, for him and in his name, place and stead, in any and all capacities, to sign any and any amendments to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in fact and agents or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher D. Myers Christopher D. Myers	President and Chief Executive Officer (Principal Executive Officer)	May 24, 2018

/s/ E. Allen Nicholson E. Allen Nicholson	Executive Vice President and Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer)	May 24, 2018

/s/ Raymond V. O’ Brien III Raymond V. O’Brien III	Chairman of the Board	May 24, 2018

/s/ George A. Borba George A. Borba	Vice Chairman	May 24, 2018

/s/ Stephen A. Del Guercio Stephen A. Del Guercio	Director	May 24, 2018

/s/ Rodrigo Guerra, Jr. Rodrigo Guerra, Jr.	Director	May 24, 2018

/s/ Anna Kan Anna Kan	Director	May 24, 2018

/s/ Kristina M. Leslie Kristina M. Leslie	Director	May 24, 2018

/s/ Hal W. Oswalt Hal W. Oswalt	Director	May 24, 2018